EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Fuego Entertainment, Inc. (the "Company") on Form 10-KSB/A for the fiscal year May 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Hugo M. Cancio, in my capacity as Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Fuego Entertainment, Inc.

Date: July 31, 2007	By:	/s/ Hugo M. Cancio
Hugo M. Cancio Principal Executive Officer